Consent of Independent Registered Public Accounting Firm

The Board of Trustees

First Variable Rate Fund for Government Income:

We consent to the use of our report dated February 25, 2013, with respect to the financial statements of the Calvert First Government Money Market Fund, a series of First Variable Rate Fund for Government Income, as of December 31, 2012, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements and Experts” in the Form N-14 Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 18, 2013